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                                                                    EXHIBIT 10.7


         EMPLOYMENT SEPARATION AGREEMENT AND MUTUAL RELEASE

         THIS EMPLOYMENT SEPARATION AGREEMENT AND MUTUAL RELEASE (this "Agreement") is entered into this 14th day of February, 2001, among Childtime Learning Centers, Inc., a Michigan corporation ("Learning Centers"), Childtime Childcare, Inc., an Illinois corporation and wholly owned subsidiary of Learning Centers ("Childcare") (Learning Centers, Childcare and their respective subsidiaries are referred to herein, collectively, as "Employer") and Harold A. Lewis ("Employee").

                                    Recitals:

         A. Employee has worked in the employ of Employer for a period of time pursuant to a Letter Agreement dated as of January 8, 1996 between Employee and Childcare (the "Employment Agreement").


         B. Employee's employment with Employer ceased as of January 29, 2001 (the "Termination Date").

         C. Employee and Employer have agreed to make certain covenants and release each other from certain liabilities upon the terms and conditions contained herein.

         Therefore, in consideration of the mutual promises stated in this Agreement, Employee and Employer agree as follows:

         1. Termination of Employment. Employee hereby acknowledges his resignation, effective as of January 29, 2001, from all of his positions, as an officer or director, with Employer and its subsidiaries.

         2. Termination Benefits. As Employee's sole and exclusive termination benefit, Employer will, subject to Employee's compliance with his Post-Employment Obligations (as defined below), provide Employee through February 8, 2002, the applicable termination benefits pursuant to Paragraph 6(c) of the Employment Agreement (the "Termination Benefits"). Included as a Termination Benefit will be the annual bonus payable to Employee with respect to Employer's 2001 fiscal year, which will be determined on a pro rata basis to the Termination Date and will be paid to Employee within 30 days after completion of Employer's audited financial statements for such fiscal year. In the event Employee breaches his Post-Employment Obligations (as defined in Section 4 below), Employer will have, in addition to any other rights and remedies it has under this Agreement, the Employment Agreement or otherwise, the right to discontinue forever the Termination Benefits. The foregoing Termination Benefits will be in lieu of any termination or severance payments required by any policy of Employer or applicable law (other than continued medical or disability coverage to which Employee or his family are entitled under Employer's then existing employment policies covering Employer's executives or then applicable law), and will constitute Employee's sole and exclusive rights and remedies with respect to the termination of his employment with Employer. In particular, Employee will have no right to any further perquisites previously provided by Employer, including country club memberships and automobile allowances, and such perquisites have been terminated as of the Termination Date. Subject to the foregoing, Employer


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acknowledges that the release provisions contained in this Agreement do not release Employer from the obligation to provide Employee the Termination Benefits as set forth in the Employment Agreement or any rights Employee may have under the Company's 401(k) Plan or under COBRA. Without limitation on the foregoing, Employer agrees that Employee is owed and will be compensated in cash for 31.5 days of accrued vacation.

         3. Stock Options. As additional consideration for Employee's execution and delivery of this Agreement, all outstanding options granted to Employee pursuant to the terms of Employee's 1995 Stock Incentive plan for Key Employees, as amended, to the extent vested as of the Termination Date, will remain outstanding and may be exercised until the original expiration thereof, notwithstanding that Employee's employment with the Employer has terminated. The Board of Directors of Childtime Learning Centers, Inc. has adopted the resolutions set forth on the attached Exhibit A to effectuate the foregoing.

         4. Noncompetition; Confidentiality; Nonsolicitation. Employee acknowledges that he continues to be bound by the noncompetition, confidentiality and nonsolicitation provisions set forth in Paragraph 7 of the Employment Agreement (the "Post-Employment Obligations"). Employee further acknowledges that the release provisions contained in this Agreement do not release Employee from the Post-Employment Obligations and that such obligations will remain in full force and effect for the applicable duration as set forth in the Employment Agreement. Employee understands and agrees that any violation by him of the Post-Employment Obligations will give Employer the right to discontinue forever the Termination Benefits and that Employer's discontinuance of the Termination Benefits will not effect Employee's obligations hereunder or under the Employment Agreement which will continue to be enforceable in all respects.

         5. Mutual Release. Employer and Employee hereby fully and forever mutually release, acquit and discharge each other from and for all manner of claims, counterclaims, causes of action, bonds, bills, debts, sums of money, commissions, compensation for purported personal services rendered, damages and rights whatsoever, in law or in equity, now existing in its or his favor by reason of any facts, known or unknown, except for actions or suits based upon breaches of this Agreement or based upon breaches of Paragraphs 6 or 7 of the Employment Agreement. Employer and Employee each represents and warrants to the other that he or it is not aware of any claim, action or proceeding which could give rise to a claim against the other.

         6. No Claims or Suits. Except for actions or suits based upon breaches of this Agreement or based upon breaches of Paragraphs 6 or 7 of the Employment Agreement, each of Employee and Employer will refrain from commencing any suit, claim or action, or prosecuting any pending action, claim or suit, in law or in equity, against the other based upon any facts, whether known or unknown, including all claims for wrongful discharge, breach of contract, violation of the penal statutes, negligence of any kind, intentional infliction of emotional distress, defamation and/or discrimination on account of sex, age, race, handicap or nationality which has or could have been alleged under the common law or any federal, state or local statute or ordinance, including: Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act; the Rehabilitation Act of 1973; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Family and Medical Leave Act of 1993; the Elliott-Larsen Civil


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Rights Act; the Michigan Handicappers Civil Rights Act; the Michigan
Whistleblowers Protection Act; and any and all amendments to any of same. Employee and Employer agree that, except in response to a lawful subpoena or court order, neither will in any way, aid or assist any other party in prosecuting any claim whatsoever against the other.

         7. Employer's Confidential Materials and Personal Property. Employee will immediately return to Employer all Employer confidential materials and Employer personal property (including security cards, keys, credit cards, computer laptops, cellular telephones and other hand-held devices furnished by Employer, etc.) which Employee has in his possession or over which Employee exercises any control.

         8. Non-Disparagement. Employee agrees not to disparage Employer (or any affiliated party or person of Employer) whether publicly or in any other way. Employer agrees not to publicly disparage Employee and to use reasonable efforts to cause its officers, employees, advisors and representatives to comply with the foregoing.

         9. Confidentiality of this Agreement. Both the existence and the terms and conditions of this Agreement, and any and all underlying conversations, discussions, documents, correspondence or agreements in furtherance thereof or in connection or leading thereto, will be kept confidential by Employee.

         10. Age Discrimination. Employee understands that, in addition to other rights he is giving up under this Agreement, Employee is specifically waiving any rights he may presently have under the Age Discrimination in Employment Act.

         11. Attorney Consultation; Review Period. Employee has been offered the opportunity to take 21 days to consider the terms of this Agreement and has been advised in writing to consult with the attorney of his choice on the terms of this Agreement. Employee specifically acknowledges that he fully and completely understands the terms of this Agreement and their significance and that he accepts those terms and enters into this Agreement freely and without reservation.

         12. Entire Agreement. This Agreement reflects the entire agreement of Employee and Employer relative to the subject matter this Agreement and supersedes all prior or contemporaneous oral or written understandings, statements, representations or promises.

         13. Titles. The titles to the sections of this Agreement are for convenience only and are not to be part of this Agreement.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

         15. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule.



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         16. Amendments. No amendment of any provision of this Agreement will be valid unless the same is in writing and signed by Employer and Employee.

         17. Severability. Any term or provision of this Agreement that is invalid or unenforceable will not affect the validity or enforceability of the remaining terms and provisions hereof.

         18. Revocation. Employee understands that he may revoke this Agreement for a period of seven 7 days after signing it. To be effective, a revocation must be in writing and delivered to the person who executed this Agreement on behalf of Employer. If this Agreement is not revoked within the 7 day period, it will be fully enforceable without any further affirmative action by any party.

         IN WITNESS WHEREOF, this Employment Separation Agreement and Mutual Release has been executed by Employee and Employer on the date set forth opposite their respective signatures below, with this Agreement being effective on the date of Employee's execution of this Agreement.



Dated: February 14, 2001          /s/ Harold A. Lewis
                                  --------------------------------------------
                                        Harold A. Lewis


Dated: February 19, 2001          CHILDTIME LEARNING CENTERS, INC.,
                                         a Michigan corporation


                                  By: /s/ Leonard C. Tylka
                                     ------------------------------------------
                                     Name: Leonard C. Tylka
                                     Its: Treasurer and Chief Financial Officer




Dated: February 19, 2001          CHILDTIME CHILDCARE, INC.,
                                       an Illinois corporation


                                  By: /s/ Leonard C. Tylka
                                     ------------------------------------------
                                     Name: Leonard C. Tylka
                                     Its: Treasurer and Chief Financial Officer